                                                                 EXHIBIT 21



                        GRAYBAR ELECTRIC COMPANY, INC.


                              LIST OF SUBSIDIARIES
                              --------------------


Graybar Foreign Sales Corporation, a Barbados corporation

Graybar International, Inc., a Missouri corporation

Graybar Financial Services, Inc., a Missouri corporation

Graybar Electric de Mexico, S. DE R.L. DE C.V., a Mexican corporation

Graybar Electric Limited, a Nova Scotia corporation

Graybar Foundation, Inc., a Missouri corporation

Graybar Services, Inc., an Illinois corporation

Distribution Associates, Inc., a Missouri corporation

Graybar Electric (Ontario) Limited, an Ontario corporation

Graybar International PTE LTD, a Singapore corporation

Graybar Business Services, Inc., a Missouri corporation

Graybar International de Chile Limitada, a Chile limited liability partnership

Graybar Electric Canada Limited, a Nova Scotia corporation

Graybar Commerce Corporation, a Delaware corporation